Exhibit 32.1

Certification of President Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

In connection with the annual report on Form 10-K of TCW Direct Lending VIII LLC (the “Company”) for the period ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard T. Miller, as President of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	President
Date:	March 28, 2022

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.